EXHIBIT 5.1 Foley Hoag LLP Seaport West 155 Seaport Boulevard Boston, MA 02210-2600 617 832 1000 main 617 832 7000 fax

June 24, 2010

Novelos Therapeutics, Inc. One Gateway Center, Suite 504 Newton, Massachusetts 02458
Re:	S-1 Registration Statement

Ladies and Gentlemen:

We have acted as counsel to Novelos Therapeutics, Inc., a Delaware corporation (the “Company”), in connection with the filing of a Registration Statement on Form S-1, Registration No. 333-166744 (as amended or supplemented to date, the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”).  The Registration Statement covers the sale of up to 60,000,000 shares of the Company’s common stock, $.00001 par value per share (“Common Stock”) to be issued either directly (such shares of Common Stock to be issued directly, the “Shares”) or upon exercise of warrants representing rights to purchase Common Stock (the “Warrants”, and the shares of Common Stock issuable upon exercise thereof, the “Warrant Shares”).  The Shares, the Warrants and the Warrant Shares are collectively referred to herein as the “Securities”.

In rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic, and all documents submitted to us as copies conform to the originals of those documents; (iv) each natural person signing any document reviewed by us had the legal capacity to do so; and (v) the certificates or other documents representing the Securities will be duly executed and delivered.

We express no opinion as to the laws of any state or jurisdiction other than the General Corporation Law of the State of Delaware (including applicable provisions of the Delaware Constitution and reported judicial decisions interpreting such Law and such Constitution), the laws of The Commonwealth of Massachusetts and the federal laws of the United States of America.

We have examined the Registration Statement, including the exhibits thereto, and such other documents, corporate records, and instruments and have examined such laws and regulations as we have deemed necessary for purposes of rendering the opinions set forth herein. Based upon such examination and subject to the further provisions hereof, we are of the following opinion:

Novelos Therapeutics, Inc.
June 24, 2010

1.
The Shares, when issued, sold and delivered in the manner and for the consideration set forth in the Registration Statement and the purchase agreement to be entered into by and between the Company and the purchasers of the Shares, will be validly issued, fully paid and non-assessable.

2.
The Warrants, when duly executed and delivered by the Company in the manner and for the consideration set forth in the Registration Statement and the purchase agreement to be entered into by and between the Company and the purchasers of the Warrants, will constitute valid and legally binding obligations of the Company, and the Warrant Shares, if and when issued, paid for and delivered in compliance with the terms of the applicable Warrants pursuant to which the Warrant Shares are to be issued, will be validly issued, fully paid and nonassessable.

The foregoing opinions are qualified to the extent that the enforceability of any document, instrument or the Securities may be limited by or subject to bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and general equitable or public policy principles.

In providing this opinion, we have relied as to certain matters on information obtained from public officials and officers of the Company.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to us under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

This opinion letter is given to you solely for use in connection with the offer and sale of the Securities while the Registration Statement is in effect and is not to be relied upon for any other purpose.  Our opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Securities or the Registration Statement.

Very truly yours,

FOLEY HOAG llp

By:	/s/ Paul Bork
A Partner